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                                                                     Exhibit 8.2


                            [FORD MOTOR COMPANY-LOGO]


FORD MOTOR CREDIT COMPANY
                                                            One American Road
R. P. Conrad                                                Dearborn, MI  48126
Assistant Secretary
(313) 594-7765



                                                            March 22, 2001

Ford Credit Auto Receivables Two LLC
One American Road
Dearborn, Michigan  48126

    Re:   Ford Credit Auto Owner Trust 2001-B

Ladies and Gentlemen:

    I do hereby confirm that the statements set forth in the Prospectus dated February 13, 2001, as supplemented by the Prospectus Supplement dated March 13, 2001 under the caption "Summary - Tax Status" in the Prospectus Supplement as they relate to Michigan state tax matters and in the Prospectus Supplement under the caption "State Tax Matters," to the extent they constitute matters of law or legal conclusions with respect thereto, have been prepared, reviewed or caused to be reviewed by me and are correct in all material respects.

    I consent to the reference to me under the captions "State Tax Matters" in the Prospectus Supplement and "Legal Opinions" in the Prospectus and the Prospectus Supplement.



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                    [SIGNATURES TO FOLLOW ON SUCCEEDING PAGE]
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                                          Very truly yours,










           [SIGNATURE PAGE TO OPINION AND CONSENT OF R. P. CONRAD]





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